EXHIBIT 10.2

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

ASSIGNMENT OF PAID-UP OIL AND GAS LEASE

STATE OF TEXAS                                          §
COUNTY OF MILAM                                     §

WHEREAS, heretofore, on the 20th day of June, 2011, a certain paid up oil and gas lease was made and entered into by and between NOACK FARMS, LLC, as lessor (“Lessor”), and ARDENT 1, LLC, as lessee, covering:

623.29 acres, more or less, out of the James Reese League, A-303, in Milam County, Texas[;] [b]eing the same lands described in a[n] Assignment/Deed dated May 4, 2011 between Stacy Ann Smith Wood to Noack Farms, LLC, recorded in Volume 1148, page 634 of the Official Records of Milam County, Texas[;] [s]aid lands also described in a Special Warranty Deed dated November 29, 2008 recorded in Volume 1091, page 87 of the Official Records of Milam County, Texas[,]

(the “Lands”), which said lease is recorded in Volume 1150, Pages 01-06, of the Deed Records of Milam County, Texas (the “Lease”); and

WHEREAS, by virtue of an assignment dated January 11, 2012 between ARDENT 1, LLC, and KINGMAN OPERATING COMPANY, INC. (“Kingman”), recorded at Volume 1165, Page 688, of the Deed Records of Milam County, Texas, the Lease is now owned and held by Kingman, subject to an overriding royalty reserved by ARDENT 1, LLC (on its own behalf and on behalf of Lessor) equal to 25% of 8/8 of the oil, gas and all other hydrocarbons in, under and that may be produced, saved and marketed from the Lands;

NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS, that Kingman, for and in consideration of the sum of Ten and No/100’s ($10.00) Dollars and other good and valuable consideration enumerated in that certain letter agreement between Kingman and Rockdale Resources, Inc., dated March 21, 2012, the receipt and sufficiency of which is hereby acknowledged, and, subject to the terms, conditions, covenants, obligations and reservations hereinafter set out, has granted, sold, transferred, conveyed, assigned and delivered, and by these presents does grant, sell, transfer, convey, assign and deliver unto the said ROCKDALE RESOURCES, INC. (“Rockdale”) the Lease above mentioned, together with all leasehold and other rights, titles and interests that Kingman has by virtue of said Lease, and all rights, titles and interests purported to be created by said Lease, insofar as said Lease covers:

a total of 200 Acres, being comprised of two (2) Tracts, of which Tract A is comprised of 124.134 Acres and Tract B is comprised of 75.866 Acres, which are more fully described as all that certain tract or parcel of land situated in Milam County, Texas, being a part of the James Reese Survey, Abstract No. 303, and a part of the James A. Prewitt Survey, Abstract No. 288, being a part of the residue of a called 220 Acre tract (Tract 1), a part of the residue of a called 104 Acre tract (Tract 2), a part of the residue of a called 153 Acre tract (Tract 3), a part of the residue of a called 200 Acre tract (Tract 4) and a part of the residue of a called 100 Acre tract (Tract 5) conveyed from Stacy Ann Smith Wood, Independent Executor Under the Last Will and Testament of Thelma Noack Smith, Deceased, to Stacy Ann Smith Wood by Deed dated July 18, 2007, recorded in Volume 1081, Page 007, of the Official Records of Milam County, Texas and being more particularly described by metes and bounds as follows, to wit:

TRACT A- 124.134 Acres

BEGINNING at a set 5/8" iron rod on the east Right-of-Way line of U.S. Highway 77, at the southwest corner of Tract 26 of the South Oaks Subdivision recorded in Cabinet A, Slide 99A of the Plat Records of Milam County, for the common northwest corner of the said residue of Tract 2 and of this tract;

THENCE along the common line between the said residue of Tract 2 and the said residue of Tract 3 respectively and the said Tract 26 and Tracts 25, 24, 23 and 27 respectively of the said South Oaks Subdivision for the following courses and distances:

N 68°16'19" E-917.66 feet to a found 5/8" iron rod at the southeast corner of Tract 25, at the southwest corner of Tract 24, for an interior ell corner of this tract;
N 68°04'02" E-367.09 feet to a found 5/8" iron rod at the southeast corner of Tract 24, at the south corner of Tract 23, at the southwest corner of Tract 27, for an interior ell corner of this tract;
N 67°47'18" E-1338.62 feet to a found 5/8" iron rod on a west line of a called 283.162 Acre tract conveyed to James F. and Amy L. Eisterhold in Volume 1166, Page 302, at the southeast corner of Tract 27, at a northeast corner of the said residue of Tract 3, for the northeast corner of this tract;

THENCE S 03°48'58" W-1932.44 feet along the common line between the said 283.162 Acre tract and the said residue of Tract 3, the said residue of Tract 2 and the said residue of Tract 5 respectively to a set 5/8" iron rod for the southeast corner of this tract;

THENCE S 67°53'42" W-3595.12 feet crossing the said residue of Tract 5, the said residue of Tract 4 and the said residue of Tract 1 respectively to a set 5/8" iron rod on the common line between the said east Right-of-Way line of U.S. Highway 77 and the said residue of Tract 1, for the southwest corner of this tract;

THENCE N 24°05'00" E-2517.27 feet along the common line between the said east Right-ofWay line of U.S. Highway 77 and the said residue of Tract 1, the said residue of Tract 4 and the said residue of Tract 2 to the POINT OF BEGINNING containing within these metes and bounds 124.134 Acres of land.

Tract B: 75.866 Acres

BEGINNING at a set 5/8" iron rod on the West Right-of-Way line of F.M. Highway 908, at the southeast corner of a called 21 5094/5645 Acre tract conveyed to Douglas Key in Volume 315, Page 333, for the common northeast comer of the said residue of Tract 3 and of this tract;

THENCE along the common line between the said West Right-of-Way line of F.M. Highway 908 and the said residue of Tract 3 for the following courses and distances:

S 21°20'10" E-219.48 feet to a set 5/8" iron rod for an interior ell corner of this tract;
S 21°30'10" E-1523.30 feet to a set 5/8" iron rod for the southeast corner of this tract;

THENCE S 67°53'42" W-2311.85 feet crossing the said residue of Tract 3 and the said residue of Tract 5 respectively to a set 5/8" iron rod on the common line between a called 283.162 Acre tract conveyed to James F. and Amy L. Eisterhold in Volume 1166, Page 302 and the said residue of Tract 5, for the southwest comer of this tract;

THENCE N 03°48'58" E-1934.51 feet along the common line between the said 283.162 Acre tract and the said residue of Tract 5, the said residue of Tract 2 and the said residue of Tract 3 respectively to a found W' iron rod at the southwest comer of a called 54.534 Acre tract conveyed to the City of Rockdale in Volume 585, Page 433, at a northwest corner of the said residue of Tract 3, for the northwest corner of this tract;

THENCE N 67°47'14" E-1485.17 feet along the common line between the said residue of Tract 3 and the said 54.534 Acre tract and the said 21 5094/5645 Acre tract respectively to the POINT OF BEGINNING containing within these metes and bounds 79.089 Acres of land; as more fully described in the survey of Bradley L. Lipscomb RPLS attached hereto as Addendum A and incorporated herein by reference, (the “Leased Parcel”) on the terms set forth below, insofar only as the same covers and includes oil and gas, if any, which may lie in and under the Leased Parcel, and, provided, however, that unless Rockdale or its assigns actually commence (spud in) a test well thereon for oil within 120 days from and after the date hereof, and, after having so commenced said test well, prosecute the drilling of same with all due and reasonable diligence to such total depth at which oil in paying quantities, or flowing sulphur water, if any, is encountered, this assignment and all rights and obligations hereunder shall then ipso facto cease and terminate as to all parties.

It is understood that the drilling and completion of said well shall be at the sole cost, expense and risk of Rockdale hereunder, but the drilling and completion of the same is expressly made a condition of this assignment, and in the event Rockdale shall fail either to commence said well, or to drill and complete the same, as herein provided, this assignment shall be void and of no further force or effect, and Kingman shall have the right to peaceably retake possession of the hereinabove described Leased Parcel and the leasehold estate therein and thereunder, whereupon Rockdale shall have no further interest in said Lease, insofar as the same covers any part of the Leased Parcel above described, or in the production therefrom, and upon demand, shall reassign to Kingman herein, its successors and assigns, all of the rights, title, interest and property hereby conveyed.

This assignment is made subject to that certain letter agreement dated March 21, 2012, by and between Kingman and Rockdale, a copy of said letter agreement being available for inspection in Kingman’s principal office, which letter agreement provides, among other things, for a reversionary interest in the leasehold estate in Kingman.  When Payout occurs, as that term is hereinafter defined, Rockdale shall reassign to Kingman an undivided 10% working interest in the leasehold estate herein assigned by Kingman to Rockdale and a like proportionate interest in all wells and equipment located therein and thereon. “Payout” for the purpose of this assignment is defined as that point in time when Rockdale has recovered from the net proceeds of the production attributed to the leasehold estate assigned to Rockdale by Kingman a sum equal to the cost attributed to such leasehold estate in the drilling, testing, completing and equipping of the test well and a like proportionate interest in the cost of operating said test well during the payout period (it being the parties’ intent to comply with the restrictive definition of “complete payout” under Revenue Ruling, 1971-1 C.B. 160, Rev. Rul. 71-207 (1971)).

As a further and additional consideration for this assignment, Rockdale herein expressly binds and obligates itself, its successors and assigns, to operate the Leased Parcel in such a manner as to obtain the maximum production from each and every well for each and every accounting month; it being understood and agreed, however, that the amount of maximum production therefrom shall be governed by the rules and regulations of the Oil and Gas Division of the Railroad Commission of Texas. In this connection, it is further understood and agreed that Kingman herein, or its representative, shall at all times have access to the Leased Parcel herein assigned for the purpose of gauging the production therefrom.

It is understood and agreed that this assignment is in all things subject to all of the terms, conditions, covenants and obligations in said Lease contained, including, without limitation, an overriding royalty interest reserved unto ARDENT 1, LLC (on its own behalf and on behalf of Lessor) equal to 25% of 8/8 of the oil, gas and all other hydrocarbons in, under and that may be produced, saved and marketed from the Lease, insofar as the Lease covers the Lands; provided, however, that such overriding royalties shall be subject to being proportionately reduced in the event the Lease covers less than the entire mineral fee estate in the Land, and/or Lessor owns less than all of the working interest in and to the Lands; and Rockdale herein expressly binds itself, its successors or assigns, to in all things strictly comply with each and all such terms, conditions, covenants and obligations and expressly assumes the same.

This assignment is made with warranty of title by, through and under Kingman, but no further.  The express representations of Kingman contained in this agreement are exclusive and are in lieu of, and Kingman expressly disclaims and negates and Rockdale hereby waives, any representation or warranty, express or implied, with respect to: (i) title to the Leased Parcel, (ii) the quality, quantity or volume of the reserves, if any, of oil, gas or other hydrocarbons in or under the Leased Parcel, and (iii) the environmental condition of the Leased Parcel, both surface and subsurface.  Kingman does not make or provide, and Rockdale hereby waives, any warranty or representation, express or implied, as to the quality, merchantability or fitness for a particular purpose of the Leased Parcel or its conformity to models or samples of materials.  Except as provided herein, Kingman disclaims and negates, and Rockdale hereby waives, all other representations and warranties, express or implied or statutory.  There are no warranties that extend beyond the face of this assignment.  Rockdale acknowledges that this waiver is conspicuous.

Witness the execution hereof, this 22nd day of March, 2012.

By: Kingman Operating Company, Inc.

By: /s/ Michael D. Smith
Name:    Michael D. Smith
Its:          President

SUBSCRIBED AND SWORN TO BEFORE ME this 22nd day of March 2012, by Michael D. Smith, personally known to me to be the person whose name is subscribed to the foregoing instrument, who on his oath acknowledged that he executed the same for the purposes and considerations and in the capacity and with the authority therein expressed, to which WITNESS MY HAND AND SEAL OF OFFICE.

 /s/ Jeremy R. Hallford
[SEAL]                                                                                                NOTARY PUBLIC, STATE OF TEXAS